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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 3

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 12, 2001





                          RELIABLE POWER SYSTEMS, INC.,
               Formerly known as Dencor Energy Cost Controls, Inc. (Exact name of registrant as specified in charter)





             COLORADO                       0-9255                84-0658020
   (State or other jurisdiction        (Commission File         (IRS Employer
of incorporation or organization)           Number)          Identification No.)





                            399 Perry St., Suite 300
                          CASTLE ROCK, COLORADO 80104
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (720) 733-8970



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                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

Item 1. Changes in Control of Registrant.

Not Applicable

Item 2. Acquisition or Disposition of Assets.

Not Applicable

Item 3. Bankruptcy or Receivership.

Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.

Not Applicable

Item 5. Other Events

In April, 2001 we entered into an exclusive marketing and technology agreement with an independent third party manufacturer of Seamless Power Machines. On July 12, 2001 we finalized this agreement by completing the specifications and requirements for the Seamless Power Machine. Under this agreement, we acquired the exclusive purchase and marketing rights to the Seamless Power Machine. The agreement is for a minimum of 24 months, and can be extended by mutual agreement by both parties to the agreement. We have agreed to purchase a minimum number of 65 units at prices within the 24 months covered by the agreement. We also have agreed to pay this independent third party manufacturer 50% of the defined net profits for purchase orders and quotes fulfilled prior to this agreement and 40% of the defined net profits for purchase orders and quotes fulfilled subsequent to this agreement referred to the Company by the independent third party manufacturer. All sales originated by the Company under this agreements are not subject to any sharing of net profits.

Item 6. Resignation of Registrant's Directors.

Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 10.1 Exclusive marketing and technology agreement.

Item 8. Change in Fiscal Year.

Not Applicable

Item 9. Sales of Equity Securities Pursuant to Regulation S.

Not Applicable


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


September 27, 2001                       /s/ Jerry A. Mitchell
                                         ---------------------
                                              (Signature)

                                        Jerry A. Mitchell Vice
                                         President of Finance,
                                        Chief Financial Officer


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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

10.1                     Exclusive marketing and technology agreement.